Exhibit 10.24

FIRST AMENDMENT
TO
$2,500,000,000 5-YEAR REVOLVING CREDIT AGREEMENT
dated as of
July 24, 2006
among
VALERO ENERGY CORPORATION,
as Borrower,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Global Administrative Agent,
and
The Lenders Party Hereto

FIRST AMENDMENT TO
$2,500,000,000 5-YEAR REVOLVING CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO $2,5000,000,000 5-YEAR REVOLVING CREDIT AGREEMENT (this “First Amendment”) dated as of July 24, 2006, is among VALERO ENERGY CORPORATION, a Delaware corporation (the “Borrower”); JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and global administrative agent (in such capacity, together with its successors in such capacity, the “Global Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.
R E C I T A L S
     A. The Borrower, the Administrative Agent, the Global Administrative Agent and the Lenders are parties to that certain $2,500,000,000 5-Year Revolving Credit Agreement dated as of August 17, 2005 (the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.
     B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.
     C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all references to Sections in this First Amendment refer to Sections of the Credit Agreement.
     Section 2. Amendments to Credit Agreement.

     2.1 Amendments to Section 1.01.
     (a) The definition of “Agreement” is hereby amended in its entirety to read as follows:
     “Agreement” means this $2,500,000,000 5-Year Revolving Credit Agreement, as amended by the First Amendment, as the same may from time to time be amended, modified, supplemented or restated.
     (b) The definition of “Arrangers” is hereby amended in its entirety to read as follows:
     “Arrangers” means, collectively, J.P. Morgan Securities Inc. and Banc of America Securities LLC, each in its capacities as co-lead arranger and joint bookrunner hereunder.

     (c) The definition of “Maturity Date” is hereby amended in its entirety to read as follows:
     “Maturity Date” means August 17, 2011.
     (d) The following definition is hereby added where alphabetically appropriate to read as follows:
     “First Amendment” means the First Amendment to $2,500,000,000 5-Year Revolving Credit Agreement dated as of July 24, 2006 among the Borrower, the Administrative Agent, the Global Administrative Agent and the Lenders party thereto.
     (e) The definitions of “Consolidated EBITDA”, “Consolidated Interest Coverage Ratio”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Rolling Period” and “Transfer” are hereby deleted.
     2.2 Amendment to Section 2.06(c). Section 2.06(c) is hereby amended in its entirety to read as follows:
     “(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date that is five Business Days prior to the Maturity Date.”
     2.3 Amendment to Section 2.12(b). Section 2.12(b) is hereby amended in its entirety to read as follows:
     “(b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee which shall accrue at a per annum rate equal to the rate per annum set forth on the Pricing Schedule under the caption “Utilization Fee” on the daily amount of such Lender’s Credit Exposure during the time the sum of the total Credit Exposures equals or exceeds 50% of the total Commitments. Utilization fees shall be computed on the basis of a year of 360 days and shall be payable in arrears on the last day of March, June, September and December of each year.”
     2.4 Amendment to Section 6.07. Section 6.07 is hereby amended in its entirety to read as follows:
“Section 6.07. Reserved.”

     2.5 Amendment to Pricing Schedule. The grid in the Pricing Schedule is hereby amended in its entirety to read as follows: [Pricing details have been omitted from this Exhibit. We will furnish such information to the Commission upon request.]
     2.6 References to Co-Lead Arrangers and Joint Bookrunners. The words “RBC Capital Markets,” before the words “as Co-Lead Arrangers and Joint Bookrunners” in the title page of the Credit Agreement are hereby deleted and replaced with the words “Banc of America Securities LLC,”. BNP Paribas and RBC Capital Markets, the global brand name for the corporation and investment banking businesses of Royal Bank of Canada and its affiliates, are each hereby added as a joint bookrunner under the Credit Agreement.
     2.7 Commitments. On the Effective Date, the Commitment of each Lender shall, without any further action (including, without the execution of any Assignment and Assumption or the payment of any processing and recordation fee to the Administrative Agent), be the Commitment specified for such Lender on the attached Schedule 2.01, and Schedule 2.01 of the Credit Agreement is hereby amended and restated to read as set forth on the attached Schedule 2.01.
     Section 3. Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement) (the “Effective Date”):
     3.1 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this First Amendment on or prior to the Effective Date.
     3.2 The Administrative Agent shall have received from all of the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.
     3.3 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
     3.4 No Default shall have occurred and be continuing, after giving effect to the terms of this First Amendment.

     Section 4. Miscellaneous.
     4.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.
     4.2 Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct as of such earlier date and (ii) no Default has occurred and is continuing.
     4.3 Loan Document. This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
     4.4 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
     4.5 NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
     4.6 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
[SIGNATURES BEGIN NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

VALERO ENERGY CORPORATION
By:	/S/ Donna M. Titzman
Donna Titzman
Treasurer

First Amendment to $2,5000,000,000
5-Year Revolving Credit Agreement

S-1

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent and as Global Administrative Agent
By:	/s/ Robert W. Traband
Robert W. Traband
Vice President

First Amendment to $2,5000,000,000
5-Year Revolving Credit Agreement
We have omitted the “Commitment Schedule” from this Exhibit. We will furnish a copy of this schedule to the Commission upon request.

S-2